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                                 Exhibit 10.23
                                 -------------

                   RESIGNATION AND GENERAL RELEASE AGREEMENT
                   -----------------------------------------

     This Resignation and General Release Agreement ("Agreement"), made this 14th day of December, 2000, by and between Gary Baker ("Baker") an individual, and Rose Hills Company, a corporation ("Rose Hills"), is a resignation agreement which includes a general release of claims.

     In consideration of the covenants undertaken and the releases contained in this Agreement, Baker and Rose Hills agree as follows:

     1. Concurrently with the execution of this Agreement, Baker shall voluntarily resign from his position as Senior Vice President - Mortuary Operations, and as an employee of Rose Hills in any other capacity by executing Exhibit A attached hereto, such resignation to be effective January 3, 2001. Rose Hills hereby accepts Baker's resignation.

     2. Rose Hills shall pay to Baker severance equal to one year's base pay ($131,250) plus a liquidated amount of $6,900.00, which constitutes a good faith estimate of Baker's predicted override bonus for 2001. All payments hereunder are stated as gross amount and will be subject to standard withholding and authorized deductions. That sum ($138,150 minus withholding and authorized deductions) shall be paid on Baker's last day of employment, January 3, 2001. Baker will continue to be eligible for his bonus for 2000 as set forth in his Employment Agreement, on the terms set forth therein. In addition, Rose Hills shall pay to Baker monies, if any, to which he would have been entitled under the Rose Hills Company Phantom Equity Appreciation Plan as of
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December 31, 2000, pursuant to the terms and conditions set forth in such Plan.
Rose Hills will pay for the actual cost of outplacement services for Baker, upon submission of acceptable documentation, at an amount not to exceed $25,000. Rose Hills will also purchase Baker's currently leased company vehicle and give title of the vehicle, currently valued at approximately $21,629.22, to him. Rose Hills will further pay for twelve months of COBRA coverage for Baker, not to exceed $248.75 per month.

     3. Rose Hills expressly denies any violation of any of its policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between Baker and Rose Hills relating to any alleged violation of Rose Hills' policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Rose Hills of any violation of its policies, procedures, state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Rose Hills of any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

      4. Except for those obligations created by or arising out of this Agreement, Baker on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Rose Hills, and its parent, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, shareholders, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as

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"Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with his employment relationship with Rose Hills, or his voluntary resignation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability, except that this Agreement shall not affect Baker's vested right to payment under the Retirement Plan for Rose Hills Employees and the Company's 401(k) Plan.

     5. It is the intention of Baker in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Baker hereby expressly waives any and all rights and benefits conferred upon his by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of

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action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Baker acknowledges that he may hereafter discover claims or facts in addition to or different from those which Baker now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Baker hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Baker acknowledges that he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

     6. Baker expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Baker further expressly acknowledges and agrees that:

          a. In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

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          b.  He was orally advised and is hereby advised in writing by this
          Agreement to consult with an attorney before signing this Agreement;

          c. He was given a copy of this Agreement on November 29, 2000, and informed that he had 21 days within which to consider the Agreement; and

          d. He was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement.

     7. Baker acknowledges that by reason of his position with Rose Hills he has been given access to lists of customers, prices, and similar confidential or proprietary materials or information respecting Rose Hills' business affairs. Baker represents that he has held all such information confidential and will continue to do so, and that he will not use such information and relationships for any business (which term herein includes a partnership, firm, corporation or any others entity) without the prior written consent of Rose Hills.

     8. Baker and Rose Hills agree that the terms and conditions of this Agreement shall remain confidential as between the parties and neither shall disclose them to any others person, subject to the terms of this paragraph. Without limiting the generality of the foregoing, neither Baker nor Rose Hills will respond to or in any way participate in or contribute to any public discussion, notice or others publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution. Without limiting the generality of the foregoing, Baker specifically agrees that he shall not disclose information regarding this Agreement to any current or former employee of Releasees. Baker hereby agrees that disclosure by his of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and

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be treated as a material breach of this Agreement. The only exceptions to the obligations imposed by this paragraph are that Baker may disclose the terms of this settlement to his immediate family, tax and financial advisors and legal counselors, and Rose Hills may disclose the terms of the settlement to anyone it reasonably believes necessary to effectuate the terms of this Agreement.

     9. Baker and Rose Hills each warrant and represent that neither has heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and each shall defend, indemnify and hold harmless the others from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

     10. Baker and Rose Hills acknowledge that any employment or contractual relationship between them terminated on January 3, 2001, and that they have no further employment or contractual relationship except as may arise out of this Agreement and that Baker waives any right or claim to reinstatement as an employee of Rose Hills and will not seek employment in the future with Rose Hills or any Releasee.

     11. Baker agrees that he shall be exclusively liable for the payment of all federal and state taxes which may be due as the result of the consideration received from the settlement of disputed claims as set forth herein and Baker hereby represents that he shall make payments on such taxes at the time and in the amount required. In addition, Baker hereby agrees fully to defend, indemnify and hold harmless Releasees and each of them from payment of taxes, interest and/or penalties that are required of them by any government agency at any time as the result of payment of the consideration set forth herein.

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     12. This instrument constitutes and contains the entire agreement and final understanding concerning Baker's employment, voluntary resignation from the same and the others subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

     13. Either Baker or Rose Hills may revoke this Agreement in its entirety during the seven (7) days following execution of the Agreement by Baker. Any revocation of the Agreement must be in writing and hand delivered during the revocation period. This Agreement will become effective and enforceable seven
(7) days following execution by Baker, unless it is revoked during the seven-day period.

     14. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect others provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

     15. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

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     16.  Each party has cooperated in the drafting and preparation of this
Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

     17. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     18. Any dispute or controversy between Baker, on the one hand, and Rose Hills (or any others Releasee), on the others hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or otherwise in any way arising out of, related to, or connected with Baker's employment with Rose Hills or the termination of Baker's employment with Rose Hills shall be resolved through final and binding arbitration in Los Angeles, California, pursuant to California Civil Procedure Code (S)(S) 1282-1284.2. In the event of such arbitration, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred by such party in connection therewith, including attorneys' fees. The nonprevailing party shall also be solely responsible for all costs of the arbitration, including, but not limited to, the arbitrator's fees, court reporter fees, and any and all others administrative costs of the arbitration, and promptly shall reimburse the prevailing party for any portion of such costs previously paid by the prevailing party. Any dispute as to the reasonableness of costs and expenses shall be determined by the arbitrator.

     Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the

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arbitrator, the parties and their counsel, and each of their agents, and employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

     19. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any others breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     20. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

     21. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

     I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

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     I declare under penalty of perjury under the laws of the State of
California that the foregoing is true and correct.

          EXECUTED this 14th day of December, 2000, at Los Angeles County, California.

                                 /S/ Gary Baker
                                 --------------
                                   GARY BAKER

Approved as to content and form:

_______________________________


By:
     ____________________________

     ----------------------------

Attorneys for Gary Baker

          EXECUTED this 14th day of December, 2000, at Los Angeles County, California.

                              ROSE HILLS COMPANY



                              By: /S/ Virginia C. Phillips

Approved as to content and form:

O'MELVENY & MYERS LLP
CATHERINE B. HAGEN


By: /s/ Catherine B. Hagen
   -------------------------------
   Catherine B. Hagen
   Attorneys for Rose Hills Company

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                           ACKNOWLEDGMENT AND WAIVER
                           -------------------------

     I, Gary Baker, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

     I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

          EXECUTED this 14th day of December, 2000, at Los Angeles County, California.

                                             /S/ Gary Baker
                                -----------------------------------------
                                                GARY BAKER
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                                   EXHIBIT A
                                   ---------



Dillis Ward
President
Rose Hills Company



December 14, 2000

Dear Dillis:

     This is to advise you that effective January 3, 2001, I hereby voluntarily resign my position as Senior Vice President - Mortuary Operations, and any other capacity with Rose Hills Company and will not seek reemployment with Rose Hills Company or any related entity.

                              Sincerely yours,

                              /S/ Gary Baker
                              -------------------------------------------
                                              Gary Baker